UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

Red Cat Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40202	88-0490034
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 S West Temple, Suite 5 South Salt Lake, UT (Address of principal executive offices)	84115 (Zip Code)

Registrant’s telephone number, including area code: (800) 466-9152

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	RCAT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Share Purchase Agreement with respect to the acquisition of all the shares in the capital of Quaze Technologies, Inc.

On May 19, 2026 (the “Closing Date”), Red Cat Holdings, Inc. (the “Company”), a U.S.-based provider of advanced all-domain drone and robotic solutions for defense and national security, completed its acquisition of Quaze Technologies Inc., a corporation formed under the laws of Quebec (“Quaze”), pursuant to the previously announced Share Purchase Agreement with 9563-4747 Quebec Inc., a corporation formed under the laws of Quebec and a direct wholly-owned subsidiary of the Company, the equity holders of Quaze and the Vendors’ Representative (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Purchaser acquired all of the issued and outstanding capital stock of Quaze (the “Acquisition”).

Acquisition Consideration

Pursuant to the Purchase Agreement, the Company delivered closing consideration consisting of 1,923,308 shares (the “Closing Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), which represents approximately $21 million of Closing Shares based on the twenty (20) day volume-weighted price of the Common Stock on The Nasdaq Capital Market as of May 18, 2026. The closing consideration includes amounts payable to certain directors, officers and employees of Quaze, including officers and employees who are expected to continue to provide services to Quaze after the Acquisition.

Earnout Consideration

As additional consideration for Quaze equity holders, the Purchase Agreement provides for the Company to pay earnout consideration of up to an additional $5,000,000 in shares of Common Stock upon the achievement of certain integration, revenue and gross margin thresholds.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete. It is not intended to provide any other factual information about the Company, the Purchaser or Quaze, or to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC.

Item 3.02 Unregistered Sales of Securities

The information reported in Item 2.01 is incorporated by reference into this Item 3.02.

The Company delivered the Closing Shares as closing consideration for the Acquisition on the Closing Date. The issuance of the Closing Shares was not registered under the Securities Act of 1933 (the “Securities Act”) or any state securities laws, and the Closing Shares may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Closing Shares were issued in a private transaction in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder to persons reasonably believed to be “accredited investors” as defined in Rule 501 under the Securities Act, or pursuant to Regulation S under the Securities Act to non-U.S. persons outside the United States.

Pursuant to the Purchase Agreement, the Company may issue additional shares of Common Stock upon the achievement of certain integration, revenue and gross margin thresholds. Any such additional issuances of Common Stock pursuant to the Purchase Agreement are also expected to be issued in reliance upon exemptions from registration under the Securities Act.

Item 7.01 Regulation FD Disclosure

On May 20, 2026, the Company issued a press release announcing the closing of the Acquisition, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description
99.1	Press release dated May 20, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K may contain "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this Form 8-K or the press release furnished herewith are forward-looking statements. Forward-looking statements contained in this Form 8-K or press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will," "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled "Risk Factors" in the Form 10-K filed with the Securities and Exchange Commission on March 19, 2026. Forward-looking statements contained in this Form 8-K or the press release furnished herewith are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED CAT HOLDINGS, INC.

Dated: May 20, 2026	By:	/s/ Jeffrey Thompson
	Name:	Jeffrey Thompson
	Title:	Chief Executive Officer